EXHIBIT "A"

                         Financial Consulting Agreement

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                         FINANCIAL CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this 1st day of June 1998 by and between, Park Street Investments, Inc. ("Consultant"), a Utah corporation and Flexweight Corporation ("Client"), a Kansas corporation with respect to the following:

                                    RECITALS

         WHEREAS, Consultant is in the business of providing general business consulting services to privately held and publicly held corporations; and

         WHEREAS, Client desires to retain Consultant to provide advice relative to corporate and business consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

1. Engagement of Consultant. Consultant agrees to use its best efforts to assist Client in:

         a.       Researching the general gaming market;

         b.       Researching   and    prospecting   for   potential    business
                  opportunities in the gaming, construction and water industries

         c. Discussing potential strategies for generating new business for the Company

         d. Assisting in the structure of potential business opportunities for the Company

         e.       Assisting with input on general corporate filings as needed

         f.       Fielding shareholder calls from existing shareholders

         g. Assisting in document preparation as needed to accomplish the above

         All of the foregoing services collectively are referred to herein as the "Consulting Services."

2.       Term of Agreement, Extensions and Renewals

         This Agreement shall have a term of three months (the "Initial Consulting Period") from the date first appearing herein. This Agreement may be extended on a month to month basis (the "Extension Period") by mutual agreement of the parties executed in writing specifying the compensation for the Extension Period. In the event of early termination, Client shall be obligated for any amounts due under this agreement. Such notice of either extension or termination shall be in writing and shall be delivered via U.S. certified mail, when applicable, effective ten (10) days after delivery to the other party.


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3.       Compensation Client shall compensate Consultant for consulting services
         ("Consulting Services") rendered pursuant to this Agreement as follows:

         a. Client shall pay Consultant a monthly fee of 20,000 shares per month of its common stock for the Term of this Agreement. Such payment shall be made on presentation by Consultant to Client of the specific services performed by Consultant for the Term of this Agreement.

         b. In addition to payment of compensation pursuant to (2)(a) herein, Client shall issue to consultant Five Hundred Seventy Three Thousand Three Hundred Thirty Three (573,333) shares of its common stock at such time that Client enters into a letter of intent for a business combination with another entity and such business combination has a transactional value in excess of $20,000,000.

         c. All shares issued to Consultant pursuant to this Agreement shall be registered under section S-8 of the Securities and Exchange Act. If Consultant's shares are deemed restricted under the Act, such shares shall have "piggy back" registration rights with any registration statement, such statement filed at such time as Client, in its sole discretion, deems advisable.

4.       Due Diligence

         Client shall supply and deliver to Consultant all information as may be reasonably requested by Consultant to enable Consultant to make an investigation of the Client and its business prospects, and they shall make available to Consultant names, addresses, and telephone numbers as Consultant may need to verify or substantiate any such information provided.

5.       Best Efforts Basis

         Consultant agrees that it will at all times faithfully, to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on the Clients' business or that any subsequent financial improvement will result from Consultants' efforts. Client understands and acknowledges that the success or failure of Consultants' efforts will be predicated on the Clients' assets and operating results.

6.       Independent Legal and Financial Advice

         Consultant is not a law firm; neither is it an accounting firm. Consultant does, however, employ professionals in those capacities to better enable Consultant to provide consulting services. Client represent that they have not nor will they construe any of the Consultants' representations to be statements of law. Each entity has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client.

7.       Miscellaneous


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         a.       The execution and  performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the
                  counterparts   together   constituting   one  and   the   same
                  instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

         b. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         c. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah and any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

Flexweight Corporation

/s/ Walter G. Sanders
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Walter Sanders, President


Park Street Investments, Inc.

/s/ Ken Kurtz
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Ken Kurtz, President

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                          Park Street Investments, Inc.
                            2133 E. 9400 S. Suite 151
                                Sandy, Utah 84093
                              Phone: (801) 944-0701
                               Fax: (801) 944-0715



                                September 8, 1998

Flexweight Corporation
Walter Sanders
915 N. Wells Avenue
Wendover, Nevada 89883


Dear Mr. Sanders:

Pursuant to our consulting agreement effective June 1, 1998, I present for your review the list of following services that I have performed for Flexweight Corporation during the term of this agreement:

1.       Researched  other  publicly  traded  gaming  companies  and  structures
         reported   findings  to  Hudson   Consulting  Group  in  various  phone
         conversations.

2. Fielded numerous phone calls from various Flexweight shareholders. Mailed information or forwarded calls to Walt Sanders.

3. Reviewed feasibility study prepared by Mr. Sutro. Discussed ideas and strategy with Walt Sanders and Hudson Consulting Group.

4. Assisted in review of Flexweight's corporate books and filings. Made copies and transfered certain records to Flexweight headquarters and to Hudson.

5. Arranged meeting in Las Vegas with various parties involved in the gaming industry discussed distressed properties that may be available for sale, previewed properties on Vegas Strip.

6. Arranged meeting in Wendover, Utah with various parties to discuss potential gentleman's club on Oasis property.

7.       Arranged meeting in Wendover, Utah with various parties involved in the
         gaming  industry  reviewed   potential  sites  on  Wendover  Strip  for
         acquisition. Reviewed Oasis property and discussed remodeling ideas.


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8.       Reviewed  Equivest  package and discussed  strategy and ideas with Walt
         Sanders and Hudson Consulting Group.

9. Reviewed public securities filings made by Flexweight and discussed ideas with Hudson Consulting Group.

10. Discussed potential water property acquisition deal with parties in New Jersey.

11. Discussed strategy with Walt Sanders on several occasions regarding construction projects.

12. Phone conference with Fred Luke regarding possible acquisition of NuOasis subsidiaries and structure for deal. Reviewed letter of intent.

13.      Assisted  Hudson   Consulting  Group  in  negotiating  and  structuring
         acquisition of gaming subsidiaries with NuOasis.

If these services are satisfactory, please immediately issue the shares as outlined in our agreement. Otherwise, please call with any comments.

Sincerely,


Ken Kurtz
Park Street Investments, Inc.

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